              As filed with the Securities and Exchange Commission
                                 on May 29, 2001

                                                      Registration No. 333-_____


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                                  ALTAREX CORP.
             (Exact name of registrant as specified in its charter)

         PROVINCE OF ALBERTA, CANADA                         04-3416812
       (State or other jurisdiction of                    (I.R.S. Employer
        incorporation or organization)                 Identification Number)
  610 LINCOLN STREET, WALTHAM, MASSACHUSETTS                   02451
   (Address of Principal Executive Offices)                  (Zip Code)

                         ALTAREX CORP. STOCK OPTION PLAN
                            (Full title of the Plan)

                                RICHARD E. BAGLEY
                             CHIEF EXECUTIVE OFFICER
                                  ALTAREX CORP.
                               610 LINCOLN STREET
                          WALTHAM, MASSACHUSETTS 02451

                                 WITH A COPY TO:

                             Stuart M. Falber, Esq.
                                Hale and Dorr LLP
                                 60 State Street
                           Boston, Massachusetts 02109
                                 (617) 526-6000

            (Name, address, including zip code, and telephone number,
                   including area code, of agents for service)

                         CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------
Title of                                 Proposed Maximum     Proposed Maximum      Amount of
Securities           Amount to be        Offering Price       Aggregate             Registration
to be Registered     Registered          Per Share            Offering Price        Fee
------------------------------------------------------------------------------------------------
Common Shares,
no par value         5,455,312 shares       $2.0305 (1)       $11,077,011.02 (1)      $2,769.25
------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee, based upon the average of the high and low prices of the Common Shares on the Toronto Stock Exchange on May 22, 2001 and the noon rate of exchange, as reported by the Federal Reserve Bank of New York, for the conversion of Canadian dollars into United States dollars on May 22, 2001, in accordance with Rules 457(c) and 457(h) of the Securities Act of 1933.

                                EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed to register the Common Shares of AltaRex Corp. (the "Company" or "Registrant") issuable pursuant to the AltaRex Corp. Stock Option Plan (the "Plan").

PART I.       INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

              The information required by Part I is included in documents sent or given to participants in the Plan pursuant to Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act").

PART II.      INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

         Item 3.   Incorporation of Certain Documents by Reference

              The following documents, which are filed with the Securities and Exchange Commission (the "Commission"), are incorporated in this Registration Statement by reference:

              (1) The Registrant's latest annual report filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

              (2) All other reports filed pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to in (1) above.

              (3) The Registrant's Registration Statement on Form 20-F, as amended, filed with the Commission pursuant to Section 12(g) of the Exchange Act.

              All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all Common Shares offered hereby have been sold or which deregisters all Common Shares then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

         Item 4.   Description of Securities

              Not applicable.

         Item 5.   Interests of Named Experts and Counsel

              Not Applicable.

         Item 6.   Indemnification of Directors and Officers

              Section Seven of the Company's Bylaws provides that directors and officers of the Company are not liable for (a) the acts, receipts, neglects or defaults of any other director or officer or employee, (b) joining in any receipt or other act for conformity, or for any loss, damage or expense happening to the Company through the insufficiency or deficiency of title to any property acquired for or on behalf of the Company, (c) the insufficiency or deficiency of any security in or upon which any of the moneys of the Company shall be invested, (d) any loss or damage arising from the bankruptcy, insolvency or tortious acts of any person with whom any of the moneys, securities or effects of the Company shall be deposited, (e) any loss occasioned by any error of judgment or oversight on the part of the director or officer, or
(f) any other loss, damage or misfortune whatsoever which shall happen in the execution of the duties of the director or officer's office or in relation thereto, unless occasioned by the director or officer's own willful neglect or default. This limitation on liability is subject to the director or officer acting honestly and in good faith, with a view to the best interests of the Company, and in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, subject to the director or officer having reasonable grounds for believing that his conduct was lawful.

              Section Seven of the Company's Bylaws further provides that, subject to the approval of the Court of Queen's Bench of Alberta, the Company shall indemnify directors and officers against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the director or officer in respect of any civil, criminal or administrative action or proceeding to which the director or officer is made a party by reason of being or having been a director or officer. The Company's indemnification obligation is limited to situations in which (a) the director or officer acted honestly and in good faith with a view to the best interests of the Company; and (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the director or officer had reasonable grounds for believing that his or her conduct was lawful.

              Notwithstanding the Company's Bylaws, a director or officer or former director or officer or a person who acts or acted at the Company's request as a director or officer of a body corporate of which the Company is or was a shareholder or creditor is entitled to indemnity from the Company in respect of all costs, charges and expenses reasonably incurred by him in connection with the defense of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of the Company or body corporate, provided such individual was substantially successful on the merits in his defense of such action or proceeding, he fulfills the conditions set forth in the paragraph above and is fairly and reasonably entitled to indemnity.

              Section Seven of the Company's Bylaws further provides that the Company may purchase and maintain insurance for the benefit of its directors and officers against any liability incurred by the director or officer by virtue of his or her office except when the liability relates to the director or officer's failure to act honestly and in good faith with a view to the best interests of the Company.

              The limitations on liability and the indemnification provisions contained in Section Seven of the Registrant's Bylaws are subject to the limitations set forth in the Business Corporation Act, as amended, of Alberta Canada.

         Item 7.   Exemption from Registration Claimed

              Not applicable.

         Item 8.   Exhibits

         Exhibit
         Number         Description

         4.1 (1)        Articles of Incorporation of the Registrant, as amended
         4.2 (1)        Articles of Amalgamation of the Registrant, as amended
         4.3 (1)        By-Laws of the Registrant
         4.4            Specimen certificate for shares of Common Stock
         4.5 (2)        AltaRex Corp. Stock Option Plan, as amended
         5.1            Opinion of McCarthy Tetrault
         23.1           Consent of McCarthy Tetrault (included in Exhibit 5.1)
         23.2           Consent of Arthur Andersen LLP
         23.3           Consent of Ernst & Young LLP
         24             Power of Attorney (included on signature page to this Registration Statement)

---------
(1) Incorporated herein by reference from the Registrant's Registration Statement on Form 20-F, as amended.
(2) Incorporated herein by reference from the Registrant's Amended Annual Report on Form 20-F/A filed with the Commission on September 21, 2000.

         Item 9.   Undertakings

         1.       The Registrant hereby undertakes:

                  (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

                        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                        (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.

                        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

              provided, however, that paragraphs 1(a)(i) and 1(a)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                  (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         2. The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham, Commonwealth of Massachusetts, on this 25th day of May, 2001.

                                       ALTAREX CORP.



                                       By:  /s/ Edward M. Fitzgerald
                                           -------------------------------------
                                       Name:  Edward M. Fitzgerald
                                       Title: Senior Vice President &
                                              Chief Financial Officer

                        SIGNATURES AND POWER OF ATTORNEY

         We, the undersigned officers and directors of AltaRex Corp., hereby severally constitute and appoint Richard E. Bagley and Edward M. Fitzgerald, and each of them singly, our true and lawful attorneys with full power to any of them, and to each of them singly, to sign for us and in our names in the capacities indicated below the Registration Statement on Form S-8 filed herewith and any and all pre-effective and post-effective amendments to said Registration Statement and generally to do all such things in our name and behalf in our capacities as officers and directors to enable AltaRex Corp. to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature                            Title                                            Date
---------                            -----                                            ----

  /s/ Richard E. Bagley              President, Chief Executive Officer and           May 25, 2001
-----------------------------        Director (Principal Executive Officer)
   Richard E. Bagley


  /s/ Edward M. Fitzgerald           Senior Vice President and Chief Financial        May 25, 2001
-----------------------------        Officer (Principal Financial
   Edward M. Fitzgerald              and Accounting Officer)


  /s/ Antoine A. Noujaim             Director and Chairman of the Board               May 25, 2001
-----------------------------
   Antoine A. Noujaim


  /s/ William R. McMahan             Director                                         May 25, 2001
-----------------------------
   William R. McMahan


  /s/ Monique Begin                  Director                                         May 25, 2001
-----------------------------
    Monique Begin


  /s/ Jim A. Wright                  Director                                         May 25, 2001
-----------------------------
   Jim A. Wright


  /s/ Normand Balthazard             Director                                         May 25, 2001
-----------------------------
 Normand Balthazard


  /s/ William R. Darrow              Director                                         May 25, 2001
-----------------------------
   William R. Darrow


  /s/ Robert H. Uhl                  Director                                         May 25, 2001
-----------------------------
    Robert H. Uhl


  /s/ Bruce D. Brydon                Director                                         May 25, 2001
-----------------------------
   Bruce D. Brydon

                                  EXHIBIT INDEX


         Exhibit
         Number          Description

         4.1 (1)         Articles of Incorporation of the Registrant, as amended
         4.2 (1)         Articles of Amalgamation of the Registrant, as amended
         4.3 (1)         By-Laws of the Registrant
         4.4             Specimen certificate for shares of Common Stock
         4.5 (2)         AltaRex Corp. Stock Option Plan, as amended
         5.1             Opinion of McCarthy Tetrault
         23.1            Consent of McCarthy Tetrault (included in Exhibit 5.1)
         23.2            Consent of Arthur Andersen LLP
         23.3            Consent of Ernst & Young LLP
         24              Power of Attorney (included on signature page to this Registration Statement)


---------
(1) Incorporated herein by reference from the Registrant's Registration Statement on Form 20-F, as amended.
(2) Incorporated herein by reference from the Registrant's Amended Annual Report on Form 20-F/A filed with the Commission on September 21, 2000.